Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237426) and on Forms S-8 (No. 333-55346, No. 333-82422, No. 333-164441, No. 333-192673, No. 333-198455, No. 333-204282, No. 333-234238, No. 333-235366, No. 333-235365, No. 333-235364, No. 333-258649 and No. 333-267798) of Paramount Global of our report dated February 16, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 16, 2023